                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         SEQUUS PHARMACEUTICALS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                     [LOGO]

                             ----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 13, 1996

                             ----------------------

TO THE STOCKHOLDERS OF SEQUUS PHARMACEUTICALS, INC.:

     The Annual Meeting of Stockholders of SEQUUS Pharmaceuticals, Inc. ("SEQUUS" or the "Company") will be held at the offices of the Company, 960 Hamilton Court, Menlo Park, California 94025, on June 13, 1996 at 9:00 a.m. local time, for the following purposes:

     1. To elect five directors to hold office until the next annual meeting of stockholders and until their successors are elected.

     2. To approve certain amendments to the Company's 1990 Director Stock Option Plan described in the accompanying Proxy Statement.

     3. To transact such other business as properly may come before the meeting, or any adjournments or postponements of the meeting.

     The matters expected to be acted upon at the meeting are further described in detail in the attached Proxy Statement. Only stockholders of record at the close of business on May 3, 1996 are entitled to notice of, and to vote at, the meeting and any adjournments or postponements of the meeting.

                                   By Order of the Board of Directors,



                                   /s/ SALLY A. DAVENPORT
                                   -----------------------------------
                                   Sally A. Davenport,
                                   Secretary

Menlo Park, California
May 9, 1996


                                    IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE. THANK YOU FOR ACTING PROMPTLY.

                          SEQUUS PHARMACEUTICALS, INC.
                               960 HAMILTON COURT
                          MENLO PARK, CALIFORNIA 94025
                                 (415) 323-9011


                             -----------------------

                                 PROXY STATEMENT

                             -----------------------


     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of SEQUUS Pharmaceuticals, Inc., a Delaware corporation ("SEQUUS" or the "Company"). The proxy is solicited for use at the annual meeting of stockholders (the "Annual Meeting") to be held at the offices of the Company, 960 Hamilton Court, Menlo Park, California 94025, on June 13, 1996 at 9:00 a.m., local time, and at any and all adjournments or postponements thereof. The approximate date on which this proxy statement and the accompanying notice and proxy are being mailed to stockholders is May 9, 1996.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     Only stockholders of record at the close of business on May 3, 1996 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. At the close of business on that date, the Company had outstanding 28,937,016 shares of Common Stock, par value $.0001 per share ("Common Stock"). Holders of Common Stock are entitled to one vote for each share of Common Stock held. In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting must be represented at the Annual Meeting.

     All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. If the manner of voting is not specified in an executed proxy received by the Company, the proxy will be voted for the election of the directors listed in the proxy for election to the Board and for approval of the other proposals described in this proxy statement.

     Shares represented by proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. All other proposals to come before the Annual Meeting require the approval of a majority of the shares of stock having voting power present. Abstentions as to a particular proposal will have the same effect as votes against such proposal. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of such proposal and will not be counted as votes for or against such proposal.

     Any stockholder giving a proxy in the form accompanying this proxy statement has the power to revoke the proxy prior to its exercise. A proxy can be revoked by an instrument of revocation delivered prior to the Annual Meeting to the Secretary of the Company, by presenting at the Annual Meeting a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked, or at the Annual Meeting if the stockholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

     The expense of soliciting proxies will be borne by the Company. The solicitation will be by mail. Expenses include reimbursement paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's stock. Further solicitation of proxies may be made by telephone or oral communication with stockholders by directors, officers and other employees of the Company who will not receive additional compensation for the solicitation and by Mellon Shareholder Services whose services to the Company will include the solicitation of proxies from brokers, banks and nominees for which it will receive payment of $7,500 plus out-of-pocket expenses.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the Company's outstanding shares of Common Stock beneficially owned as of May 3, 1996 by: (i) each person who, to the best knowledge of the Company, beneficially owns more than five percent of the outstanding Common Stock; (ii) all directors; (iii) all officers named in the Summary Compensation Table below; and (iv) all directors and officers as this current group. The information relating to ownership of shares is based upon information furnished to the Company. The Company believes that the beneficial owners of the Common Stock, based on information supplied by such owners, have sole investment and voting power with respect to the shares of Common Stock shown as being beneficially owned by them, except as otherwise set forth in the footnotes to the table.

                                                        Number of             Percent of
                Name and Address                        Shares(1)               Class
- ---------------------------------------------------    ------------           ----------
Amerindo Investment Advisors, Inc.  . . . . . . . .    2,171,786(2)               7.5%
One Embarcadero Center, Suite 2300
San Francisco, CA  94111

Morgan Investment Corporation . . . . . . . . . . .    1,500,000(3)               5.2%
902 Market Street
Wilmington, DE  19801

FMR Corp.  . . . . . . . . . . . . . . . . . . . . .    1,823,900(4)               6.3%
82 Devonshire Street
Boston, MA 02109

Denver Investment Advisors LLC  . . . . . . . . . .    1,451,400                  5.0%
1225 17th Street
26th Floor
Denver, CO 80202

Nicolaos V. Arvanitidis, Ph.D(5). . . . . . . . . .      738,892(6)               2.5%

Robert G. Faris . . . . . . . . . . . . . . . . . .       55,691                    *

I. Craig Henderson, M.D.  . . . . . . . . . . . . .      200,000                    *

Richard C.E. Morgan . . . . . . . . . . . . . . . .      643,815(7)               2.2%

L. Scott Minick . . . . . . . . . . . . . . . . . .      111,116                    *

E. Donnall Thomas, M.D. . . . . . . . . . . . . . .       42,500                    *

Joseph M. Limber. . . . . . . . . . . . . . . . . .      103,753                    *

Joseph J. Vallner . . . . . . . . . . . . . . . . .       78,497                    *

Marc J. Gurwith . . . . . . . . . . . . . . . . . .        2,215                    *

Francis J. Martin . . . . . . . . . . . . . . . . .      118,454                    *

All directors and executive officers as a group
(15 persons)  . . . . . . . . . . . . . . . . . . .    2,387,276                  7.9%

- ------------------
* Less than 1%

(1) Includes shares subject to warrants or options exercisable within 60 days after May 3, 1996 as if such shares were outstanding on May 3, 1996 and assumes that no other person has exercised any outstanding warrants or options.

(2) According to Schedule 13D filed by Amerindo Investment Advisors, Inc., a California corporation, Amerindo Advisors (U.K.) Limited, Amerindo Investment Advisors, Inc., a Panama corporation, Alberto W. Vilar and Gary
     A. Tanaka, all parties have shared voting and dispositive power with respect to the shares listed in the table, and all parties disclaim beneficial ownership of the shares listed in the table.

(3) According to Schedule 13D filed by J.P. Morgan & Co., Incorporated, J.P. Morgan & Co. Incorporated, Morgan Investment Corporation and J.P. Morgan Holdings, Inc. all parties have shared voting and dispositive power with respect to the shares listed in the table.

(4) According to Schedule 13D filed by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson, Edward C. Johnson 3d and FMR Corp. through its control of Fidelity Management and Research Company each have sole power to dispose of 1,756,800 shares. Fidelity Management Trust Company is the beneficial owner of 67,100 shares, over which Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, have sole voting and dispositive power.

(5) Reflects share ownership as of the date of Dr. Arvanitidis' retirement as Chairman of the Board and Chief Executive Officer of the Company in June 1995.

(6) As of the date of his retirement, Dr. Arvanitidis held 13,880 shares for the benefit of his children.

(7) Includes 591,815 shares held by Wolfensohn Associates, L.P. Mr. Morgan is a general partner of the general partner of Wolfensohn Associates, L.P. and therefore may be deemed to beneficially own such shares. Mr. Morgan disclaims beneficial ownership of such shares. Mr. Morgan shares voting and dispositive control of such shares with the other general partners of the general partner of Wolfensohn Associates, L.P.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS


     The Company's bylaws provide for a Board of Directors consisting of that number of directors as is authorized by the Board. Effective as of the date of the Annual Meeting, the size of the Board will be set at five. The present term of office of all directors will expire at the Annual Meeting.

     Five directors are to be elected at the Annual Meeting to serve until the next annual meeting of stockholders and until their respective successors have been elected. The nominees securing the highest number of votes, up to the number of directors to be elected, will be elected as directors. It is intended that proxies received will be voted FOR the election of the nominees named below unless marked to the contrary. In the event any such person is unable or unwilling to serve as a director, proxies may be voted for substitute nominees designated by the present Board. The Board has no reason to believe that, any of the persons named below will be unable or unwilling to serve as a director if elected.

     All five nominees are currently serving as directors of the Company. All five nominees for election to the Board were elected to their present term by the stockholders of the Company.

INFORMATION CONCERNING THE NOMINEES

     The following table indicates the name and age of each nominee as of the date of this proxy statement, all positions with the Company held by the nominee, and the year during which the nominee first was elected or appointed a director.

                                                                                       Director
                                                                                     Continuously
           Name                 Age               Position with SEQUUS                   Since
- -------------------------       ---     ----------------------------------           ------------
 I. Craig Henderson, M.D.       54      Chairman of the Board and Chief                  1993
                                        Executive Officer

 L. Scott Minick                44      President, Chief Operating Officer               1995
                                        and Director

 Robert G. Faris(1)(2)          58      Director                                         1985

 Richard C.E. Morgan(1)(2)      51      Director                                         1990

 E. Donnall Thomas, M.D.(1)(2)  76      Director                                         1993

- ----------------------

(1)  Member of the Compensation and Plan Committee of the Board.

(2)  Member of the Audit Committee of the Board.


     I. CRAIG HENDERSON, M.D. has been Chief Executive Officer of SEQUUS since June 1995 and Chairman of the Board since July 1995 and has served as a director of the Company since July 1993. Since July 1995, Dr. Henderson has been an Adjunct Professor of Medicine at University of California, San Francisco. From 1992 until July 1995, he served as Professor of Medicine, Chief of Medical Oncology and

Director of Clinical Cancer programs at the University of California, San Francisco. From 1974 to 1992, Dr. Henderson held an academic appointment at Harvard Medical School, most recently as Associate Professor of Medicine. Dr. Henderson founded the Breast Evaluation Center at the Dana-Farber Cancer Institute in 1980 and served as its director until 1992. He received an M.D. degree from Columbia University.

     L. SCOTT MINICK has been President and Chief Operating Officer of the Company since June 1995 and a director of the Company since July 1995. From 1994 to 1995, he served as a director, Interim President and Chief Executive Officer of Oncotherapeutics, Inc. Before that, Mr. Minick was a director, President and Chief Executive Officer of LXR Biotechnology, Inc. From 1981 to 1993, he was an executive of Baxter Healthcare, Inc., most recently as President of the Pacific Rim/Latin America Division of Baxter Diagnostics. Mr. Minick received a M.B.A. degree from Northwestern University.

     ROBERT G. FARIS has served as a director of the Company since March 1985. Since 1990, he has been President, Chief Executive Officer and a director of the Polish American Enterprise Fund which invests U.S. government funds in Poland. From 1971 to 1987, he served as President of Alan Patricof Associates, Inc., an investment advisor to venture capital partnerships, and from 1987 to 1990, Mr. Faris was a private investor.

     RICHARD C.E. MORGAN has served as a director of the Company since May 1990. Since 1986, he has been a general partner of Wolfensohn Partners, L.P., a venture capital limited partnership, and the general partner of Wolfensohn Associates, L.P. From 1984 to 1986, he served as an executive of James D. Wolfensohn, Inc., and from 1977 to 1984, he served as General Manager of The Schroder Strategy Group and director of J. Henry Schroder Wagg & Co. Ltd. (London). He is a director of Lasertechnics, Inc., a laser systems company, Celgene Corporation, a biotechnology company, Quidel Corporation, a medical diagnostics company and MediSense, Inc., a blood glucose monitoring system company.

     E. DONNALL THOMAS, M.D. has served as a director of SEQUUS since May 1993. Dr. Thomas currently is Professor Emeritus of Medicine, University of Washington School of Medicine in Seattle and a member of the Fred Hutchinson Cancer Research Center in Seattle. Dr. Thomas previously served, from 1974 to 1989, as Director of Medical Oncology and Director of Clinical Research Programs at the Fred Hutchinson Cancer Research Center and, from 1963 to 1985, he headed the Division of Oncology at the University of Washington School of Medicine in Seattle. Dr. Thomas received the Nobel Prize in Medicine and the Presidential Medal of Science in 1990. He received an M.D. degree from Harvard Medical School.

     The Company is not aware of any family relationships among any of the foregoing directors and its executive officers. The Restated Certificate of Incorporation and bylaws of the Company contain provisions eliminating or limiting the personal liability of directors for violations of a director's fiduciary duty to the extent permitted by the Delaware General Corporation Law.

BOARD AND COMMITTEE MEETINGS

     The Board met 11 times during 1995. No incumbent director participated in fewer than 75% of the total number of meetings of the Board and all committees of the Board on which he served that were held during the period he served on the Board or such committees.

     The Compensation and Plan Committee met once during 1995 in connection with the compensation and stock option grants awarded to Dr. Henderson, Chairman of the Board and Chief Executive Officer, and Mr. Minick, President and Chief Operative Officer. The function of the Compensation and Plan Committee is to review and to recommend to the Board management compensation and to administer the Company's stock option plans. Other than the award made by the Compensation and Plan Committee, during 1995 the Board as a whole generally reviewed and approved management compensation issues and administered the Company's stock option plans. Dr. Nicolaos V. Arvanitidis, who was Chief Executive Officer and Chairman of the Board until his retirement in June 1995, abstained with respect to the adoption of resolutions pertaining to his compensation and stock option grants. See "Report of Board of Directors on Executive Compensation" below.

     The Audit Committee met once during 1995. The function of the Audit Committee is to recommend to the Board the firm of independent accountants to serve the Company, to review the scope, fees and results of the audit by the independent accountants and to review the internal control procedures of the Company.

     The Board does not have a nominating committee.

DIRECTOR COMPENSATION

     The Company pays each non-employee director a consulting fee for serving as a director of the Company. During the fiscal year ended December 31, 1995, the Company paid consulting fees of $10,000 and $15,000 to each of Messrs. Faris and Morgan respectively in consideration of their services as directors of the Company and $22,000 to Dr. Thomas in consideration of his services as a director and a consultant to the Company and $60,000 to Dr. Henderson in consideration for his services as a director and consultant to the Company prior to his employment by the Company in June 1995. In addition, Messrs. Faris and Morgan each received $50,000 in consideration for their assistance in recruiting a replacement for Dr. Arvanitidis upon his retirement, which resulted in the successful recruitment of Dr. Henderson and Mr. Minick.

     The Company also grants non-employee directors stock options under its 1990 Director Stock Option Plan (the "1990 Director Plan"). Under the 1990 Director Plan, each non-employee director of the Company is entitled to receive an automatic nondiscretionary grant of nonqualified stock options ("NQO") to purchase 25,000 shares of Common Stock on the later of (a) the adoption of the 1990 Director Plan, or (b) such director's first election to the Board. Each eligible director receives, in each calendar year, an automatic nondiscretionary grant of NQOs to purchase an additional 5,000 shares of Common Stock on the third business day following the release to the public of the Company's annual financial results; provided, however, that a one-time grant of options to purchase 12,500 shares rather than 5,000 shares was made in 1992 for eligible incumbent non-employee directors and will be made to eligible newly elected non-employee directors on the date of the first annual grant date following his or her election to the Board. In addition, each non-employee director who was a director on January 1, 1992 received a special one-time grant, on March 8, 1996, of options to purchase 12,500 shares. On March 8, 1996, and on each annual grant date thereafter, each eligible director who is a member of a committee of the Board shall receive a grant of options to purchase 2,500 shares. The exercise price for shares subject to stock options granted under the 1990 Director Plan is equal to the fair market value on the grant date. Stock options granted before March 8, 1996 are exercisable immediately. Each initial grant of 25,000 options granted on or after March 8, 1996 shall become exercisable with respect to 1/16th of the number of shares covered by such option for each three month period that elapses after the date of grant, so that such option shall be fully exercisable on the fourth anniversary of the date of grant. Each annual grant granted on or after March 8, 1996 shall become exercisable with respect to 1/4 of the number of shares covered by such option for each three month period that elapses after the date of grant, so that such option shall be fully exercisable on the first anniversary of the date such option was granted. The right to exercise any option generally expires upon the earlier of ten years from the date of grant or one year after a non-employee director's termination as a non-employee director. See "Proposal 2--Adoption of Amendments to the 1990 Director Stock Option Plan."

EXECUTIVE COMPENSATION

     The following table sets forth information regarding compensation for the fiscal years ended December 31, 1993, 1994 and 1995 received by the two individuals who served as the Company's Chief Executive Officer during 1995 and the four other most highly paid executive officers who served as executive officers at fiscal year end (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG TERM
                                                                                            COMPENSATION
                                                         ANNUAL COMPENSATION                   AWARDS
                                             ---------------------------------------------  ------------
 NAME AND PRINCIPAL POSITION AS OF                                          OTHER ANNUAL                        ALL OTHER
         DECEMBER 31, 1995             YEAR  SALARY ($)    BONUS($)(1)    COMPENSATION ($)    OPTIONS(#)   COMPENSATION ($)(2)
- ------------------------------------   ----  ----------    -----------    ----------------  ------------   -------------------
 Nicolaos V. Arvanitidis, Ph.D.  . .   1995   178,531        250,000             0                   0                0
 Chairman of the Board and Chief       1994   250,008         93,753             0             267,975            3,750
 Executive Officer(3)                  1993   240,504              0             0              89,325            4,497

 I. Craig Henderson, M.D.  . . . . .   1995   142,812              0             0             350,000            3,543
 Chairman of the Board and Chief       1994         0              0             0              12,500                0
 Executive Officer(4)                  1993         0              0             0              25,000                0

 Joseph M. Limber  . . . . . . . . .   1995   168,097         37,615             0              26,250            3,750
 Senior Vice President(5)              1994   128,400         20,865             0              52,500            3,744
                                       1993   121,637              0             0                   0            3,121

 Joseph J. Vallner, Ph.D. . . . . . .  1995   167,873         39,456             0               5,500            2,772
 Senior Vice President for             1994   142,392         23,139             0              90,000           14,136(6)
 Research and Development              1993   134,196              0             0              20,000            1,992

 Marc Joseph Gurwith, M.D., J.D. . .   1995   154,300              0             0              50,000            3,750
 Vice President, Associate Medical     1994         0              0             0                   0                0
 Director                              1993         0              0             0                   0                0

 Francis J. Martin, Ph.D.  . . . . .   1995   146,636         34,961             0                   0            3,750
 Vice President, Chief Scientist       1994   128,808         20,930             0              69,364            3,750
                                       1993   121,908              0             0              23,121            3,750

- -----------------------

(1) The bonus amounts earned in 1993 were paid in February and March 1994. The bonus amounts earned in 1994 were paid in April 1995. The bonus amounts earned in 1995 were paid in 1996.

(2) The compensation shown in this column reflects the Company's matching contributions for the employee to the Company's voluntary salary reduction plan qualified under Section 401(k) of the Internal Revenue Code. Such matching contributions consisted of Common Stock.

(3) Dr. Arvanitidis retired as Chairman of the Board and Chief Executive Officer of the Company in June 1995.

(4) Dr. Henderson accepted the position of Chairman of the Board and Chief Executive Officer of the Company in June 1995. Excludes amounts paid to him as a director. See "Director Compensation".

(5) Mr. Limber resigned as Senior Vice President effective April 30, 1996. See "Employment and Severance Arrangements" below.

(6) Includes $12,000 principal amount of indebtedness to the Company cancelled in 1994. See "Certain Transactions" below.

         The following table sets forth further information regarding the grants of stock options during the fiscal year ended December 31, 1995 to the Named Officers. Since inception, the Company has not granted any stock appreciation rights.

                                                  OPTION GRANTS IN LAST FISCAL YEAR

                                                          INDIVIDUAL GRANT
                                        ---------------------------------------------------------    POTENTIAL REALIZABLE VALUE AT
                                                         PERCENTAGE OF                                   ASSUMED RATES OF STOCK
                                                         TOTAL OPTIONS                                   PRICE APPRECIATION FOR
                                                          GRANTED TO     EXERCISE OR                       OPTION TERM(2)
                                           OPTIONS       EMPLOYEES IN    BASE PRICE    EXPIRATION    -----------------------------
              NAME                      GRANTED (#)(1)  FISCAL 1995(%)   ($/SHARE)        DATE            5% ($)         10% ($)
- ----------------------------------      --------------  --------------   ---------     ----------    ------------        ---------
Nicolaos  V. Arvanitidis, Ph.D.              --             --             --               --               --               --

I. Craig Henderson, M.D.                  350,000           24.5           8.56          6/27/05        1,884,719        4,776,247

Joseph M. Limber                           26,250            1.8           6.81          4/17/05          112,464          285,005

Joseph J. Vallner, Ph.D.                    5,500            0.4           6.81          4/17/05           23,564           59,716

Marc Joseph Gurwith, M.D., J.D.            50,000            3.5           8.06          1/27/05          253,523          642,477

Francis J. Martin, Ph.D.                     --             --             --               --               --               --

- -----------

(1) Options included in this table are exercisable immediately upon grant; however, the Company retains a right to repurchase shares subject to such options at the exercise price in the event the employee becomes no longer employed by the Company. Such right of repurchase lapses over a designated period of the recipient's service to the Company (generally, four years with respect to initial grants and three years with respect to subsequent grants). In the event of the sale of the Company or substantially all of the assets or stock thereof to another entity, or a merger in which the Company is not the surviving entity, the Company's right of repurchase with respect to all shares subject to then outstanding options shall expire at least 15 days prior to the effectiveness of such transaction.

(2) Potential realizable value is based on the assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant until the end of the ten-year option term. These values are calculated based on requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation.


         The following table sets forth information regarding options exercised by the Named Officers during fiscal 1995 and the number and value of unexercised options held at fiscal year-end.


                 AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES IN LAST FISCAL YEAR


                                                                        NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED
                                                                           OPTIONS HELD AT             IN-THE-MONEY OPTIONS
                                                                          FISCAL YEAR END(#)         AT FISCAL YEAR END($)(1)
                                                                          ------------------         ------------------------

                                            SHARES
                                         ACQUIRED ON     VALUE
            NAME                        EXERCISE (#)  REALIZED ($)   EXERCISABLE  UNEXERCISABLE(2)   EXERCISABLE  UNEXERCISABLE(2)
            ----                        ------------  ------------   -----------    -------------    -----------   -------------
Nicolaos V. Arvanitidis, Ph.D.(3) ..        126,392     1,074,001        318,882           --          2,812,966           --
I. Craig Henderson, M.D.............           --            --          137,500        250,000          806,250      1,421,875
Joseph M. Limber ...................           --            --           76,260         62,500          420,625        415,859
Joseph J. Vallner, Ph.D.............           --            --           56,674         58,826          380,885        420,020
Marc Joseph Gurwith, M.D., J.D......           --            --             --           50,000             --          309,375
Francis J. Martin, Ph.D.............          7,857        83,519         83,537         40,456          915,144        303,420

- -----------

(1) Based on the difference between the exercise price and the per share closing price of the Common Stock on the Nasdaq National Market on December 29, 1995 ($14.25).

(2) Generally, options included in this table are exercisable immediately upon grant; however,the Company retains a right to repurchase shares subject to such options at the exercise price in the event the employee becomes no longer employed by the Company. Such right of repurchase lapses over a designated period of the recipient's service to the Company. The shares listed in the columns labeled "unexercisable" are shares subject to the Company's right of repurchase.

(3) Dr. Arvanitidis retired as Chairman of the Board and Chief Executive Officer of the Company in June 1995.


REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

        The Board has a Compensation and Plan Committee (the "Committee"), the function of which is to review and recommend to the Board management compensation and to administer the Company's stock option plans. During fiscal 1995, management compensation issues generally were reviewed by the Board as a whole, with Dr. Arvanitidis abstaining with respect to the adoption of resolutions pertaining to his compensation and his retirement package prior to his retirement in June 1995 and with Dr. Henderson and Mr. Minick abstaining with respect to the adoption of resolutions pertaining to the bonus awards to the management group based on corporate performance during 1995. However, the Committee adopted the initial employment agreements with Dr. Henderson and Mr. Minick which included base salary and bonus provisions and the grant of an option to purchase the Company's Common Stock.

        The Company believes that its ability to achieve the objectives of obtaining regulatory approval in the United States and key foreign markets for and commercializing its leading pharmaceutical products, AMPHOCIL(TM) and DOXIL(R), and becoming profitable, is dependent in large part upon the ability to recruit and retain qualified executives with substantive experience in the development, regulatory approval, manufacture, marketing and sale of new pharmaceutical products. The Company is competing for experienced executives within the San Francisco Bay Area, where an estimated 85 to 100 biotechnology/biomedical/pharmaceutical companies are located. Due to the high cost of housing relative to other parts of the country, and the correspondingly substantial relocation expenses for out-of-state executives, the Company's recruiting efforts are focused on experienced personnel who are already located in the Bay Area.

        In 1988, the Board adopted a policy designed to control the base salaries of its executives while providing sufficient incentives to attract and retain qualified personnel. In accordance with this policy, the

Company strives to set executive base salaries by considering relative contribution of the position to achievement of the Company's goals and objectives, "market value" as defined by salaries of executives within the Bay Area with comparable experience in similar positions, and job-related responsibilities with respect to size of budget, number of subordinates and scope of activities. In general, the Company strives to set base salaries of new executives at market, which is defined as the average base salary of incumbents in comparable positions, and uses its 1987 Employee Stock Option Plan and its Executive Bonus Plan to facilitate recruiting and to retain qualified executives by providing long-term incentives. Typically, new executives are granted stock options as part of their initial employment package.

        During 1993, the Internal Revenue Code of 1986 was amended to include a provision which denies a deduction to any publicly held corporation for compensation paid to any "covered employees" (which are defined as the most highly compensated officers, as of the end of the taxable year) to the extent that the compensation exceeds $1 million in any taxable year of the corporation beginning after 1993. It is the Company's policy to qualify compensation paid to its top executives for deductibility in order to maximize the Company's income tax deductions, to the extent that so qualifying the compensation is not inconsistent with the Company's fundamental compensation policies. Based upon the Internal Revenue Service's proposed regulations and compensation paid to the Company's "covered employees" for the 1995 tax year, all compensation paid by the Company in 1995 to such covered employees was deductible to the Company.

        Stock Options

        The Company has determined that stock options are an important incentive for attracting and retaining qualified personnel, including executive-level personnel. Accordingly, all new employees may receive an initial stock option grant upon employment by the Company. Each employee, including executive-level employees, may receive a subsequent stock option grant two years following the initial grant at the discretion of the Board. In addition, in 1995, three executive officers received a stock option upon their promotion. Generally, each option is immediately exercisable, but the shares issued upon option exercise are subject to a right of repurchase by the Company which generally expires over a period of four years with respect to initial grants and three years with respect to subsequent grants.

        Corporate Performance Criteria

        The Company presents to the Board a set of corporate goals for a succeeding period, generally ranging from 12 to 18 months, as part of the annual plan and budget process. These goals establish benchmarks for assessing overall corporate performance. Given the dynamic nature of the new drug development process, progress toward the achievement of corporate goals is reviewed with the Board periodically together with a description of any change in circumstances that management believes may warrant an update to or revisions of these goals. The principal corporate goals for 1995 were related to the following: receipt of marketing clearance in the United States for DOXIL; recruiting and training a sales force for the U.S. launch of DOXIL in December 1995; developing and implementing a registration strategy for DOXIL in solid tumors; filing of a new drug application for AMPHOTEC as required to obtain marketing clearance in the U.S.; preparing for and meeting with the European Committee on Proprietary and Medicinal Products as required to obtain marketing clearance in the European Union countries; and, developing and implementing successful strategies to finance the Company. (During 1995, the Company raised approximately $73,000,000 through two private placements and a public offering.)

        Executive Bonus Plan

        Under the Executive Bonus Plan, each of the Chief Executive Officer, President, Vice Presidents, Corporate Secretary and Treasurer of the Company is eligible to receive a cash bonus ranging from 50% to 150% of the amounts set forth below based on the Board's assessment of overall corporate performance. The bonus amounts based upon corporate performance are as follows: Chief Executive Officer -- 50% of base salary; President -- 50% of base salary; Vice Presidents
- -- 15% of base salary; and Corporate Secretary -- 10% of base salary. In December 1995, the Board awarded 150% of the bonus amounts set forth above to eligible executive officers based on the Board's assessment of corporate performance during fiscal 1995, which was paid in 1996. In addition to the bonus awards based upon corporate performance, each of the Vice Presidents, and the Corporate Secretary is eligible to receive up to 10% of base salary based on individual performance. For 1995, each eligible executive received a bonus of 10% of base salary, which was paid in 1996.

        Periodic Salary Adjustments

        Generally, executive salaries are reviewed annually and salary adjustments may be awarded on the basis of increased responsibilities of individual executives over a period of time or the outstanding performance of individual executives as exhibited by consistently high standards in the execution of established duties, as described by the Chief Executive Officer to the Board. Company performance as a whole is a major consideration in the Board's decision to award any salary increases and, to a lesser extent, the Board also considers general economic conditions and trends. In April 1995, the base annual salaries of six Company executives were increased by 5.6%. These increases were retroactive to July 1994 and were considered and approved solely by non-employee members of the Board of Directors. In addition, in April 1995, the Board increased the base annual salaries of six Company executives by 2.2%. Adoption of these increases, which were retroactive to March, was made solely by members of the Board of Directors who are not employees of the Company.

        Chief Executive Officer Compensation

        Generally, the non-employee members of the Board meet with the Chief Executive Officer to discuss the performance of the other executive officers and of the Company as a whole. The Compensation and Plan Committee then meets in the absence of the Chief Executive Officer and other employee members of the Board, if any, to discuss the performance of the Chief Executive Officer and the Company. Dr. Henderson received a bonus for 1995 of $103,646.66, or 75% of his base annual salary, in accordance with the Executive Bonus Plan described above, which was paid in January 1996.

        Summary

        The Board believes that it has established a program for compensation of the Company's executives which is fair and which aligns the financial incentives for executives with the interests of the Company's stockholders.

        Board of Directors(1)

        -   Nicolaos V. Arvanitidis, Ph.D.
        -   Robert G. Faris
        -   I. Craig Henderson, M.D.
        -   L. Scott Minick
        -   Richard C.E. Morgan
        -   E. Donnall Thomas, M.D.

- --------------

(1) Dr. Arvanitidis retired from the Board in June 1995, but was a member of the Board when certain of the compensation decisions described above were made.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During fiscal 1995, management compensation issues generally were reviewed and approved by the Board of Directors as a whole, with Dr. Arvanitidis abstaining with respect to the adoption of resolutions pertaining to his compensation and his retirement package prior to his retirement in June 1995, and with Dr. Henderson and Mr. Minick abstaining with respect to the adoption of resolutions pertaining to the bonus awards of the executive group based on corporate performance in 1995. The Compensation and Plan Committee adopted the initial employment agreements with Dr. Henderson and Mr. Minick, which included base salary and bonus provisions and the grant of an option to purchase the Company's Common Stock. The Compensation and Plan Committee during fiscal 1995 was composed of Mr. Faris, Mr. Morgan and Dr. Thomas. The function of the Committee is to review and recommend to the Board management compensation and to administer the Company's stock option plans. During fiscal 1995, no executive officer of the Company served on the board of directors or compensation committee of another company that had an executive officer serve on the Company's Board of Directors or its Compensation and Plan Committee.

EMPLOYMENT AND SEVERANCE AGREEMENTS

        The Company is party to employment agreements with Ms. Davenport, a founder of the Company, Dr. Henderson and Mr. Minick. The agreement with Ms. Davenport provides for an automatically renewable one-year term of employment terminable by either party upon 90 days' notice prior to the end of each term. The agreements with Dr. Henderson and Mr. Minick each have a ten-year term and provide that if such officer is terminated either without cause or upon a change in control of the Company, he will receive compensation equal to 18 months of his then current base salary if the termination occurs prior to June 27, 1996 or 12 months of his then current base salary if the termination occurs thereafter. Dr. Henderson's current base salary is $305,000. Mr. Minick's current base salary is $250,000.

        The Company and Dr. Arvanitidis, who retired as Chairman of the Board and Chief Executive Officer on June 26, 1995, are party to a memorandum of agreement dated as of April 3, 1995, as amended, (the "MOA"). The MOA sets forth the essential terms of Dr. Arvanitidis' retirement. Under the MOA, the Company was obligated to pay Dr. Arvanitidis his annual base salary of $250,000 through December 31, 1995 and a bonus of $125,000. After his retirement, Dr. Arvanitidis agreed to provide up to 120 hours of consulting time to the Company. The Company agreed to pay an additional $671,245 of severance pay to Dr. Arvanitidis. The Company's right of repurchase lapsed with respect to all shares of Common Stock underlying Dr. Arvanitidis' stock options upon his retirement and the exercise period of all but 102,392 of his stock options was extended to the fifth anniversary of his retirement. In addition, Dr. Arvanitidis received certain health and life insurance benefits and was permitted to retain his Company car.

       In 1995 the Company also entered into severance arrangements with Mr. Peter Leigh, who resigned as Vice President and Chief Financial Officer,Dr. Richard Mamelok, who resigned as Vice President and Medical Director and Mr. Limber, relating to their resignations from the Company. The Company agreed to pay Mr. Leigh severance pay of $71,388, which is equal to six months of base salary. The exercise period of Mr. Leigh's options was extended until June 16, 1996, and the Company agreed to accelerate the vesting of 62,500 shares underlying Mr. Leigh's options. Vesting on the remaining shares will be accelerated in the event a sale of all or substantially all of the Company's assets or stock, or a merger in which SEQUUS is not the surviving company, which occurs before June 16, 1996. Dr. Mamelok resigned effective August 11, 1995. The Company agreed to pay Dr. Mamelok $47,796 upon his termination, which is equal to three months of base salary. Dr. Mamelok's stock options continued to vest until October 21, 1995, and the exercise period for the options was extended until October 21, 1996. Mr. Limber resigned effective April 30, 1996, but will continue to work with the Company as a consultant for the period from April 1, 1996 to August 15, 1996. The Company will pay Mr. Limber a consulting fee of $14,583.33 per month, forgive a loan balance of $15,000 and related interest payments and will pay for certain outplacement services.

CERTAIN TRANSACTIONS

        On October 5, 1993, the Company agreed to make an unsecured loan of $60,000 to Joseph Vallner, Vice President for Research and Development, to facilitate his purchase of a new residence. The loan has a term of five years and accrues interest at the prime rate, as published by the Wall Street Journal, plus 1%. On each annual anniversary of the loan take-down date, 20% of the loan principal will be forgiven by the Company provided Mr. Vallner remains a full-time employee of the Company through the anniversary. On October 6, 1995, the Company agreed to make an unsecured loan of $120,000 to Dr. Gurwith, Vice President and Associate Medical Director, to facilitate his purchase of a new residence. The loan has a term of five years and accrues interest at 8.75%. On January 2 of each year of the loan take-down date, 20% of the loan principal will be forgiven by the Company provided that Dr. Gurwith remains a full-time employee of the Company through January 2, 2000. In the event of involuntary termination of Dr. Gurwith's other than for cause, the loan shall be forgiven in its entirety.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of the outstanding Common Stock, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on review of the copies of such reports furnished to or maintained by the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1995, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent stockholders were complied with.

STOCK PRICE PERFORMANCE GRAPH

        The following line graph illustrates a five-year comparison of the cumulative total stockholder return on the Common Stock against the cumulative total return of the Nasdaq Stock Market (U.S.) Index and the Nasdaq Pharmaceutical Stock Index, assuming $100 invested in the Common Stock and the two indexes on December 31, 1990.


                       CUMULATIVE TOTAL STOCKHOLDER RETURN

       -----------------------------------------------------------------
                    SEQUUS                                NASDAQ
                    PHARMACEUTICALS,    NASDAQ STOCK      PHARMACEUTICAL
                    INC (SEQU)          MARKET (US)       STOCKS
       -----------------------------------------------------------------
       Dec-90                   100              100                100
       Dec-91                   822              161                266
       Dec-92                   444              187                221
       Dec-93                   400              215                197
       Dec-94                   286              210                148
       Dec-95                   633              296                271
       -----------------------------------------------------------------

                                   PROPOSAL 2

                            ADOPTION OF AMENDMENTS TO
                       THE 1990 DIRECTOR STOCK OPTION PLAN

         The Company's 1990 Director Stock Option Plan (the "1990 Director Plan") was amended by the Board of Directors on March 8, 1996, subject to stockholder approval to: (a) remove the 50,000 share limit on the number of shares that an eligible director may receive, (b) provide for the issuance of a special, one-time grant of 12,500 options to eligible directors who were non-employee directors on January 1, 1992, (c) grant, on the annual grant date, 2,500 options to each eligible director who serves as a member of a committee of the Board of Directors, (d) provide that each initial grant of 25,000 options granted after March 8, 1996 shall vest on a quarterly basis over a period of four years, and (e) provide that all annual grants granted after March 8, 1996 shall vest on a quarterly basis over a period of one year. The stockholders are asked to approve the adoption of the amendments to the 1990 Director Plan.

DESCRIPTION OF PROPOSAL

        The purpose of the 1990 Director Plan is to enable the Company to obtain and retain the services of, and to motivate, experienced non-employee directors considered essential to the long-range success of the Company, by providing and offering them an opportunity to become owners of Common Stock of the Company pursuant to the exercise of options granted under the 1990 Director Plan.


         Prior to adoption of the proposed amendments, the 1990 Director Plan provided that no eligible director may receive NQOs to purchase more than 50,000 shares. In order to ensure the Company is able to retain qualified non-employee directors, amendments eliminate the 50,000 share limit. In connection with the elimination of the cap on the number of NQOs granted to any one non-employee director, the 1990 Directors Plan has been amended to provide for the issuance of a special, one-time grant of 12,500 options effective March 8, 1996 to each director who was a director on January 1, 1992 in order to compensate them for the NQOs to purchase 12,500 shares of Common Stock that they did not receive in 1994, 1995 and 1996, as a result of the cap.

        In addition, in order to encourage service on Board committees, the Board has proposed to amend the 1990 Director Plan to grant, on each annual grant date, 2,500 options to each eligible director who serves as a member of a committee or committees, except that in 1996 the grant shall be effective as of March 8, 1996.

        Finally, prior to amendment of the 1990 Directors Plan, NQOs were exercisable immediately and not subject to vesting. The proposed amendments impose a vesting requirement that directors earn their options through continued service on the Board. Each initial grant of 25,000 options granted after March 8, 1996 shall become exercisable with respect to 1/16th of the number of shares of Common Stock covered by such option for each three month period that elapses after the date of the grant, so that such option shall be fully exercisable on the fourth anniversary of the date the option was granted. Each annual grant granted after March 8, 1996 shall become exercisable with respect to 1/4 of the number of shares of Common Stock covered by such option for each three month period that elapses after the date of grant, so that such option shall be fully exercisable on the first anniversary of the date the option was granted.

        The essential features of the 1990 Director Plan are outlined below. The description below assumes that the amendments to the 1990 Director Plan are approved by the stockholders.

PLAN DESCRIPTION

        The 1990 Director Plan provides NQOs to eligible non-employee directors of the Company at set times and in set amounts. To the extent administration of the 1990 Director Plan is required, it is provided by the Board of Directors. The 1990 Director Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and it is not a qualified plan under Section 401(a) of the Code. Proceeds received by the Company from the sale of Common Stock pursuant to the exercise of NQOs will be used for general corporate purposes.

        Each member of the Board of Directors of the Company who is not also an employee of the Company or any subsidiary or affiliate of the Company is eligible to participate in the 1990 Director Plan upon his or her election or appointment to the Board of Directors of the Company; provided, however, that any nonemployee director who beneficially owns 10% or more of the Company's outstanding shares of Common Stock is ineligible. The Company has three non-employee directors eligible to participate under the 1990 Director Plan.

        All eligible non-employee directors of the Company who were directors on January 31, 1990 were granted automatically, as of January 31, 1990, an initial NQO to purchase 25,000 shares of Common Stock. Thereafter, each non-employee director who was a director on January 31, 1990 has been and shall be granted automatically an additional NQO covering 5,000 shares of Common Stock on the third business day following the release to the public of the Company's annual financial results; provided, however, that in 1992 each eligible incumbent non-employee director received a one-time grant of an NQO to purchase 12,500 shares in lieu of the grant of an NQO to purchase 5,000 shares which he was entitled to receive that year, and on March 8, 1996 received a special one-time grant of an NQO to purchase 12,500 shares. A person who became or first becomes a non-employee director after January 31, 1990 has been and shall be granted automatically, as of the date of his or her election or appointment to the Company's Board of Directors, an NQO to purchase 25,000 shares of Common Stock, and thereafter shall be granted automatically an additional NQO covering 5,000 shares of Common Stock on the third business day following the release to the public of the Company's annual financial results; provided, however, that each new eligible non-employee director shall receive a one-time grant, on the date of the first annual grant date following his or her election to the Board, of an NQO to purchase 12,500 shares in lieu of the grant of an NQO to purchase 5,000 which such new director would be entitled to receive on the same date. Notwithstanding the foregoing, no NQOs may be granted to a person who is not a non-employee director of the Company at the time of the proposed grant. On March 8, 1996, and on each annual grant date thereafter, each eligible director who is a member of a committee of the Board shall receive a grant of 2,500 NQOs.

        No NQOs may be granted under the 1990 Director Plan after January 31, 2000. NQOs granted before termination of the 1990 Director Plan will remain exercisable in accordance with their respective terms after termination of the 1990 Director Plan.

        The price per share of the Common Stock subject to each option shall be the closing sales price of the Common Stock, or the closing bid price if no sales were reported, on the Nasdaq National Market, on the date of grant of such option, or on the last preceding business day if the grant date is not a business day. Each NQO held by an eligible director granted before March 8, 1996 shall become immediately exercisable in full or in part upon the grant of such NQO. Each initial grant of 25,000 options granted on or after March 8, 1996 shall become exercisable with respect to 1/16th of the number of shares covered by such NQO for each three month period that elapses after the date of grant, so that such option shall be fully exercisable on the fourth anniversary of the date such NQO was granted. Each annual grant granted on or after March 8, 1996 shall become exercisable with respect to 1/4 of the number of shares covered by such option for each three month period that elapses after the date of grant, so that such option shall be fully exercisable on the first anniversary of the date such option was granted. The right to exercise any NQO generally expires upon the earlier of ten years from the date of grant or one year after a non-employee director's termination as a non-employee director.

        The 1990 Director Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time by the Board of Directors of the Company. However, without the approval of the Company's stockholders, no action of the Board may increase the limit on the maximum number of shares which may be issued on exercise of options granted under the 1990 Director Plan (except for anti-dilutive adjustments), modify the eligibility requirements for the 1990 Director Plan, modify the number of shares which may be granted under the 1990 Director Plan, change the minimum option price, or materially increase the benefits accruing under the 1990 Director Plan.

        No option shall be transferable; provided, however, that nothing prevents transfers by will or by the applicable laws of descent and distribution.

        As of April 24, 1996, NQOs to purchase 272,500 shares of Common Stock had been granted and were outstanding under the 1990 Director Plan at exercise prices ranging from $1.8125 to $18.6250 per share, including 5,000 shares granted on the 1996 annual grant date and 32,500 shares granted by the Board on March 8, 1996.

        The following table shows, assuming that all of the nominees are elected at the Annual Meeting, the number of NQOs which will be granted to the listed groups under the 1990 Director Plan in 1996 and each year thereafter, assuming that each non-employee director serves on a committee of the Board and assuming that there are three non-employee directors during 1996 and each year thereafter.

                                                                                   Each Year
                                                                     1996(1)     Thereafter(1)
                                                                    --------     -------------
     All executive officers as a group .........................          0               0
     All directors who are not employees as a group ............     37,500          22,500
     All employees (other than executive officers) as a group ..          0               0

- ----------------

(1)     All options granted at fair market value as of the date of grant.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        THE FOLLOWING SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES IS BASED UPON EXISTING STATUTES, REGULATIONS AND INTERPRETATIONS THEREOF. THE APPLICABLE RULES ARE COMPLEX, AND INCOME TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PLAN PARTICIPANT. THIS PROXY STATEMENT DESCRIBES FEDERAL INCOME TAX CONSEQUENCES OF GENERAL APPLICABILITY, BUT DOES NOT PURPORT TO DESCRIBE PARTICULAR CONSEQUENCES TO EACH INDIVIDUAL PLAN PARTICIPANT OR FOREIGN, STATE OR LOCAL INCOME TAX CONSEQUENCES, WHICH MAY DIFFER FROM THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

        Award; Exercise. An optionee is not taxable upon the award of a NQO. Federal income tax consequences upon exercise will depend upon whether the shares thereby acquired are subject to a "substantial risk of forfeiture." If the shares are not subject to a substantial risk of forfeiture, or if they are so restricted and the optionee files a Section 83(b) Election with respect to the shares, the optionee will have ordinary income at the time of exercise measured by the Option Spread on the exercise date. The optionee's tax basis in the shares will be their fair market value on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long- or short-term also will begin on that date. If the shares are subject to a substantial risk of forfeiture and no Section 83(b) Election is filed, the optionee will not be taxable upon exercise, but instead will have ordinary income, on the date the restrictions lapse, in an amount equal to the difference between the amount paid for the shares under the NQO and their fair market value as of the date of lapse; in addition, the optionee's holding period will begin on the date of lapse.

        Whether or not the shares are subject to a substantial risk of forfeiture, the amount of ordinary income taxable to an optionee who was an employee at the time of grant constitutes "supplemental wages" subject to withholding of income and employment taxes by the Company, and the Company receives a corresponding income tax deduction.

        Sale of Option Shares. Upon sale, other than to the Company, of shares acquired under a NQO, an optionee generally will recognize capital gain or loss to the extent of the difference between the sale price and the optionee's tax basis in the shares, which will be long-term gain or loss if the employee's holding period in the shares is more than one year. If stock is sold to the Company rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not necessarily equivalent to a dividend" within the meaning of the Code.

        Exercise with Stock. If an optionee tenders Common Stock (other than statutory option stock -- see above) to pay all or part of the exercise price of a NQO, the optionee will not have a taxable gain or deductible loss on the surrendered shares. Instead, shares acquired upon exercise that are equal in value to the fair market value of the shares surrendered in payment are treated as if they had been substituted for the surrendered shares, taking as their basis and holding period the basis and holding period that the optionee had in the surrendered shares. The additional shares are treated as newly acquired with a zero basis.

        Special Federal Income Tax Consideration Due to Short Swing Profit Rule. The potential liability of a person subject to Section 16 of the Exchange Act to repay short-swing profits from the resale of shares acquired under a Company plan constitutes a "substantial risk of forfeiture" within the meaning of the above-described rules, which is treated as lapsing at such time as the potential liability under Section 16 lapses. Persons subject to Section 16 who would be required by Section 16 to repay profits from the immediate resale of stock acquired under a Company plan should consider whether to file a Section 83(b) Election at the time they acquire stock under a Company plan in order to avoid deferral of the date that they are deemed to acquire shares for federal income tax purposes.

Stockholder Vote

        The affirmative vote of a majority of the votes that could be cast by stockholders who are present or represented at the Annual Meeting is required to adopt the proposed amendment to the 1990 Director Plan. Properly executed, unrevoked proxies will be voted FOR Proposal 2 unless a vote against Proposal 2 or abstention is specifically indicated in the proxy.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE PROPOSED AMENDMENTS TO THE 1990 DIRECTOR PLAN.

                              INDEPENDENT AUDITORS

        The Board has selected the accounting firm of Ernst & Young LLP as independent auditors to audit the financial statements of SEQUUS for the year ending December 31, 1996. Ernst & Young LLP has been engaged as the Company's auditors since 1983 and has audited the financial statements of the Company since inception. A representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                                OTHER INFORMATION

        A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 may be obtained, without charge, by writing to Secretary, SEQUUS Pharmaceuticals, Inc., 960 Hamilton Court, Menlo Park, California 94025.

                              STOCKHOLDER PROPOSALS

        The Company will include in proxy statements of the Board stockholder proposals complying with the applicable rules of the Securities and Exchange Commission and any applicable state laws. In order for a proposal by a stockholder to be included in the proxy statement of the Board relating to the annual meeting of stockholders to be held in the spring of 1997, that proposal must be received in writing by the Secretary of the Company at the Company's principal executive offices no later than January 9, 1997.

                                  OTHER MATTERS

        The Board knows of no other matters which will be presented to the Annual Meeting. If, however, any other matter is properly presented at the Annual Meeting, the proxy solicited by this Proxy Statement will be voted in accordance with the judgment of the person or persons holding such proxy.

                                  BY ORDER OF THE BOARD OF DIRECTORS,


                                  /s/ SALLY A. DAVENPORT
                                  ----------------------------------
                                  Sally A. Davenport,
                                  Secretary



Menlo Park, California
May 9, 1996









YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTPAID ENVELOPE.

                                TABLE OF CONTENTS
                                -----------------

                                                                                  PAGE
                                                                                  ----
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ................      2

PROPOSAL 1 ELECTION OF DIRECTORS ..............................................      4
     Information Concerning the Nominees ......................................      4
     Board and Committee Meetings .............................................      5
     Director Compensation ....................................................      6
     Executive Compensation ...................................................      7
     Report of the Board of Directors on Executive Compensation ...............      9
     Compensation Committee Interlocks and Insider Participation ..............     12
     Employment and Severance Agreements ......................................     12
     Certain Transactions .....................................................     13
     Compliance With Section 16(a) of the Securities Exchange Act of 1934 .....     13

PROPOSAL 2 ADOPTION OF AMENDMENTS TO THE 1990 DIRECTOR STOCK OPTION PLAN ......     14
     Description of Proposal ..................................................     14
     Plan Description .........................................................     15

Certain Federal Income Tax Consequences .......................................     16
     Nonqualified Stock Options ...............................................     17
     Special Federal Income Tax Consideration Due to Short Swing Profit Rule ..     17

Stockholder Vote ..............................................................     18

INDEPENDENT AUDITORS ..........................................................     18

OTHER INFORMATION .............................................................     18

STOCKHOLDER PROPOSALS .........................................................     18

OTHER MATTERS .................................................................     19

                          SEQUUS PHARMACEUTICALS, INC.
                         1990 DIRECTOR STOCK OPTION PLAN

         1.      Purpose.

                 The purpose of the 1990 Director Stock Option Plan (the "Plan") of SEQUUS Pharmaceuticals, Inc., a Delaware corporation (the "Company"), is to compensate non-employee members of the Company's Board of Directors (the "Board") and to provide a means for such directors to increase their holdings of Company stock.

         2.      Definitions.

                 The following definitions shall apply to this Plan:

                 (a) "Annual Grant Date" shall mean, for each calendar year, beginning in 1991, the third business day following the release to the public of the Company's annual financial results.

                 (b) "Board" shall mean the Board of Directors of the Company.

                 (c) "Eligible Director" shall mean any person who is a member of the Board and who is not (i) a full or part-time employee of the Company or any subsidiary or affiliate of the Company or (ii) a beneficial holder of 10% or more of the outstanding shares of Common Stock of the Company.

                 (c) "Grant Date" shall mean the Initial Grant Date or the Annual Grant Date, as appropriate.

                 (d) "Initial Grant Date" shall mean the later of (i)
January 31, 1990; or (ii) with respect to a grant of an Option to an Eligible Director, the date on which such Eligible Director is first elected to the Board.

                 (e) "Option" shall mean an option to purchase Shares granted under this Plan.

                 (f) "Option Agreement" shall mean the written agreement described in Section 6.

                 (g) "Shares" shall mean shares of common stock of the Company.

                 (h) "1996 Plan Amendment Date" shall mean March 8, 1996.

         3.      Administration.

                 (a) General. This Plan shall be administered by the Board in accordance with the express provisions of this Plan.

                 (b) Powers of Board. The Board shall have full and complete authority to adopt such rules and regulations and to make all such other determinations not inconsistent with the Plan as may be necessary for the administration of the Plan.

         4.      Shares Subject to Plan.

                 (a) Aggregate Number. Subject to adjustment in accordance with Section 6(g), an aggregate of 600,000 Shares is reserved for issuance under this Plan. Shares sold under this Plan may be unissued Shares or reacquired Shares. If any Options shall for any reason terminate or expire without having been exercised in full, Shares not purchased thereunder shall be available again for grant under this Plan.

                 (b) Rights as Stockholder. An Eligible Director shall have no rights as a stockholder with respect to Shares acquired by exercise of an Option until the issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of a stock certificate evidencing the Shares. Subject to Section 6(g), no adjustment shall be made for dividends or other events for which the record date is prior to the date the certificate is issued.

         5.      Nondiscretionary Grants.

                 (a) Initial Grant. On the Initial Grant Date, each Eligible Director shall receive the grant of an Option to purchase 25,000 Shares.

                 (b) Regular Annual Grants.


                     (i) With respect to Eligible Directors who are non-employee directors on January 1, 1992, on each Annual Grant Date, such Eligible Director then in office shall receive the grant of an Option to purchase 5,000 Shares (except for the 1992 Annual Grant Date, in which case such grant shall be of an Option to purchase 12,500 Shares) and on the 1996 Plan Amendment Date shall receive the Option to purchase 12,500 Shares.

                     (ii) With respect to Eligible Directors who are elected to the Board after January 1, 1992, on the first Annual Grant Date after the Initial Grant Date, each Eligible Director then in office shall receive the grant of an Option to purchase 12,500 Shares, and on each Annual Grant Date thereafter, each Eligible Director then in office shall receive the grant of an Option to purchase 5,000 shares.

                     (iii) On the 1996 Plan Amendment Date and on each Annual Grant Date thereafter, each Eligible Director who is a member of a committee of the Board shall receive the grant of an Option to purchase 2,500 Shares.

                 (c) Adjustment. The number of Shares for which Options are granted in accordance with this Section 5 and the number of Shares subject to any Option shall be subject to adjustment in accordance with Section 6(g).

         6.      Terms of Option Agreements.

                 Upon the grant of each Option, the Company and the Eligible Director shall enter into an Option Agreement which shall specify the Grant Date and the exercise price, and shall include or incorporate by reference the substance of all of the following provisions and such other provisions consistent with this Plan as the Board may determine:

                 (a) Term. The term of the Option shall be ten years from its Grant Date, subject to earlier termination in accordance with Sections 6(f) or 6(h).

                 (b) Option Exercise. Each Option held by an Eligible
Director granted before the 1996 Plan Amendment Date shall become immediately exercisable in full or in part upon the grant of such Option; provided that the Options granted on the Initial Grant Date shall not be exercisable until the later of: (i) the approval by the Company's stockholders of the adoption of this Plan in accordance with Section 11, and (ii) the effectiveness of any registration statement or qualification required by applicable law with respect to the issuance of the Shares reserved under the Plan. Each Option granted under
Section 5(a) on or after the 1996 Plan Amendment Date shall become exercisable with respect to 1/16th of the number of Shares covered by such Option for each three month period that elapses after the date of grant, so that such Option shall be fully exercisable on the fourth anniversary of the date such Option was granted. Each Option granted under Section 5(b) on or after the 1996 Plan Amendment Date shall become exercisable with respect to 1/4 of the number of Shares covered by such Option for each three month period that elapses after the date of grant, so that such Option shall be fully exercisable on the first anniversary of the date such Option was granted.

                 (c) Purchase Price. The purchase price of the Shares subject to each Option shall be the closing sales price for Shares or the closing bid if no sales were reported, as quoted on the National Market System of NASDAQ, on the Grant Date of such Option, or on the last preceding business day if such Grant Date is not a business day.

                 (d) Payment of Purchase Price. The purchase price of
Shares acquired pursuant to an Option shall be paid in full at the time the Option is exercised in cash or by delivery of any property other than cash (including Shares, or other securities of the Company), so long as such property constitutes valid consideration for the Shares purchased under applicable law and is surrendered in good form for transfer, or by some combination of cash and such other property; provided, however, that Options may not be exercised by the delivery of Shares more frequently than at six-month intervals.

                 (e) Transferability. No Option shall be transferable otherwise than by will or the laws of descent and distribution, and an Option shall be exercisable during the Eligible Director's lifetime only by the Eligible Director.

                 (f) Termination of Membership on the Board. If an
Eligible Director's membership on the Board terminates for any reason, an Option held at the date of termination may be exercised in whole or in part at any time within one year after the date of such termination (but in no event after the term of the Option expires) and shall thereafter terminate.

                 (g) Capitalization Changes. If any change is made in the Shares subject to the Plan or subject to any Option granted under the Plan, through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise, the Board shall make appropriate adjustments as to the maximum number of Shares subject to the Plan, the number of Shares covered by any Option grant, the maximum number of Shares for which Options may be granted to any Eligible Director, and the number of Shares and price per Share covered by outstanding Options.

                 (h) Change of Ownership. In the event of (x) a dissolution or liquidation of the Company, (y) a merger or consolidation in which the Company is not the surviving corporation, or (z) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, the Company shall give to the Eligible Director, at the time of adoption of the plan for liquidation, dissolution, merger, consolidation or reorganization, either (i) a reasonable time thereafter within which to exercise the Option, prior to the effectiveness of such liquidation, dissolution, merger, consolidation or reorganization, at the end of which time the Option shall terminate, or (ii) the right to exercise the Option as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such liquidation, dissolution, merger, consolidation or reorganization.

         7.      Use of Proceeds.

                 Proceeds from the sale of Shares pursuant to this Plan shall be used by the Company for general corporate purposes.

         8.      Legal Requirements.

                 The Company shall not be obligated to offer or sell any Shares except in compliance with all applicable federal and state securities laws and any rules and regulations thereunder. Any certificates representing shares purchased upon exercise of an Option shall bear appropriate legends.

         9.      Amendment of Plan.

                 The Board may amend the Plan at any time. No amendment adopted without stockholder approval may increase the number of shares as to which Options may be granted, reduce the exercise price below the price provided in the Plan, modify the requirements as to eligibility for participation, or materially increase the benefits accruing under the Plan. No amendment shall affect the rights of the holder of any Option, except with that holder's consent.

         10.     Termination or Suspension of Plan.

                 The Board at any time may suspend or terminate this Plan. This Plan, unless sooner terminated, shall terminate on the tenth anniversary of its adoption by the Board. No Option may be granted under this Plan while this Plan is suspended or after it is terminated. Suspension or termination of this Plan shall not affect the rights of the holder of any Option, except with that holder's consent.

         11.     Stockholder Approval.

                 This Plan is subject to approval, at a duly held stockholders' meeting within 12 months after the date the Board approves this Plan, by the affirmative vote of a majority of the votes cast at which a quorum of the voting power of the Company is represented in person or by proxy. Options may be granted, but not exercised, before such stockholder approval. If the stockholders fail to approve this Plan within the required time period, any Options granted under this Plan shall be void, and no additional Options shall be granted.

                               *     *     *     *


Adopted by the Board of Directors: January 31, 1990
Approved by the stockholders on May 30, 1990.
Amended by the Board of Directors on December 12, 1991.
Amendments approved by the stockholders on June 16, 1992.
Amended by the Board of Directors on June 14, 1995.
Approved by the stockholders on September 12, 1995.
Amended by the Board of Directors on March 8, 1996.
Approved by the stockholders on ________, 1996.

                                     PROXY
                          SEQUUS PHARMACEUTICALS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoint(s) I. CRAIG HENDERSON, M.D., ROBERT G. FARIS AND SALLY A. DAVENPORT, or any of them, each with full power of substitution, as the lawful attorneys and proxies of the undersigned to vote as designated below, and in their discretion, upon such other business as may properly be presented to the meeting, all of the shares of SEQUUS PHARMACEUTICALS, INC. (the "Company") which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders to be held on June 13, 1996 at the offices of the Company at 960 Hamilton Court, Menlo Park, California, and at any adjournments or postponements thereof.

     This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND THE PROPOSALS LISTED ON THE REVERSE. This proxy may be revoked at any time prior to the time it is voted by any means described in the accompanying Proxy Statement.

                 PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND
                  RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                              FOLD AND DETACH HERE

           THE BOARD RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS.

Proposal 1. To elect as directors Robert G.   INSTRUCTION: To withhold authority to vote    Proposal 2. To approve the proposed
            Faris, I. Craig Henderson,                     for any individual nominee,                  amendment to the Company's
            L. Scott Minick, Richard C. E.                 write that nominee's name on                 1990 Director Stock Option
            Morgan and E. Donnall Thomas.                  the line provided below:                     Plan.

                        WITHHOLD                                                                          FOR   AGAINST   ABSTAIN
            FOR ALL      FOR ALL                           _____________________________
                                                                                                          | |     | |       | |
             |  |         | |


Signature(s)_________________________________________________________________________________    Date _____________________, 1996

Please date and sign exactly as name(s) appear(s) hereon. If shares are held jointly, each holder should sign. Please give full title and capacity in which signing if not signing as an individual.

                                                      - FOLD AND DETACH HERE -
